UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 19, 2006

The Dayton Power and Light Company
(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-2385	31-0258470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio		45432
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On September 19, 2006, upon the recommendations of the Nominating and Corporate Governance Committee and Compensation Committee of DPL Inc. and The Dayton Power and Light Company (collectively, the “Company”), the Board of Directors of the Company (collectively, the “Board”) approved changes to the compensation arrangement for the non-employee directors of the Board, effective January 1, 2007.  These changes decrease the cash meeting fees paid to a non-employee director and include an equity component as part of a non-employee director’s compensation.  Additionally, the changes require each non-employee director to hold equity in DPL Inc. with a value equal to five times the director’s annual equity grant.  Such non-employee director is given up to five years to obtain this equity ownership level.  A summary of the changes to the non-employee director compensation arrangement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

10.1         Non-Employee Director Compensation Schedule.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dayton Power and Light Company

Date: September 25, 2006

/s/ Miggie E. Cramblit
	Name:	Miggie E. Cramblit
	Title:	Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

10.1	Non-Employee Director Compensation Schedule.	E